UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: January 24, 2018
(Date of earliest event reported)

DARDEN RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)
(407) 245-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On January 24, 2018, Darden Restaurants, Inc. (the “Company”) issued a press release announcing that it has commenced a cash tender offer (the “Tender Offer”) and related consent solicitation for any and all of its outstanding 6.000% Senior Notes due 2035 (the “2035 Notes”) and 6.800% Senior Notes due 2037 (the “2037 Notes” and together with the 2035 notes, the “Notes”). A copy of the press release, entitled “Darden Restaurants Announces Cash Tender Offers and Consent Solicitations for its 6.000% Senior Notes due 2035 and 6.800% Senior Notes due 2037” is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
This Current Report on Form 8-K is neither an offer to sell nor a solicitation of offers to buy any securities. The Tender Offer is being made only pursuant to the Offer to Purchase and Consent Solicitation Statement and the related Consent and Letter of Transmittal. The Tender Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release dated January 24, 2018, entitled “Darden Restaurants Announces Cash Tender Offers and Consent Solicitations for its 6.000% Senior Notes due 2035 and 6.800% Senior Notes due 2037”.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

By:	/s/ Ricardo Cardenas
Ricardo Cardenas
Senior Vice President, Chief Financial Officer
Date: January 24, 2018

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